REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                TOSCO CORPORATION
             (Exact name of registrant as specified in its charter)

     NEVADA                                      95-1865716
 (State or other jurisdiction                   (I.R.S. employer
  of incorporation or organization)             identification no.)

                             72 CUMMINGS POINT ROAD
                           STAMFORD, CONNECTICUT 06902
                                 (203) 977-1000
                    (Address of principal executive offices)

                              DIRECTORS STOCK PLAN
                          DIRECTORS DEFERRED STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                               WILKES MCCLAVE, III
                                TOSCO CORPORATION
                             72 CUMMINGS POINT ROAD
                           STAMFORD, CONNECTICUT 06902
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (203) 977-1005
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                       Proposed        Proposed
                                       maximum         maximum
                         Amount        offering        aggregate    Amount of
Title of Securities      to be         price           offering     registration
to be registered         registered    per share (1)   price        fee
-------------------------------------------------------------------------------
Common Stock
$.75 par value . . . .   150,000       $34.4375(3)     $5,165,625   $1,524
                         shares (2)
===============================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).
(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plans.
(3) Based upon the closing price for a share of Common Stock of the Registrant on the New York Stock Exchange as reported in the consolidated trading system.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The documents containing the information specified in this Part I will be sent or given to directors as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (e) Current report on Form 8-K reporting on an event which occurred March 31, 1997;

     (f) Current report on Form 8-K reporting on an event which occurred October 15, 1997; and

     (g) Item 1 of the Registrant's Registration Statement on Form 8-A, dated June 29, 1989, filed to register the Registrant's Common Stock, par value $.75 per share (the "Common Stock"), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Articles of Incorporation of the Registrant provide that the Registrant shall, to the fullest extent provided by the Nevada General Corporation Law (the "Nevada GCL"), indemnify any and all persons whom it shall have the power to indemnify under the Nevada GCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by the Nevada GCL. The indemnification provided for in the Registrant's Restated Articles of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors, statute, rule or by common law or otherwise.

     The By-Laws of the Registrant also provide certain indemnification rights to the Directors and officers of the Registrant.

     The Registrant continues to maintain Directors and officers liability insurance policies. The Registrant presently carries Directors and officers liability coverage under a policy maintained with a wholly-owned subsidiary of the Registrant engaged in the insurance business in Bermuda. In addition, the Registrant carries Directors and officers liability coverage under policies maintained with private unaffiliated insurance carriers. The insurance subsidiary has deposited in trust the insurance premiums received by it from the Registrant which will be used to pay losses which are covered by the insurance policy issued by such subsidiary.

     The Restated Articles of Incorporation of the Registrant include a provision which eliminates the liability of Directors and officers to the Registrant or its stockholders for damages for breaches of their fiduciary duty, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of dividends in violation of the provisions of the Nevada GCL which provide that directors who, willfully or with gross negligence, permit the payment of a dividend or the making of a distribution other than as permitted by the Nevada GCL are jointly and severally liable for the lesser of the amount of the dividend or the loss sustained by reason of the dividend or other distribution to stockholders.

     The Registrant has entered into indemnification agreements with its Directors which provide them with certain indemnification rights.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER

5*         -      Opinion of Stroock & Stroock & Lavan LLP.

23(a)*     -      Consent of Stroock & Stroock & Lavan LLP.  Included in
                  Exhibit 5 to this Registration Statement.

23(b)*     -      Consent of Coopers & Lybrand, LLP.

24*        -      Power of Attorney (included on signature page).

----------------------

*    Filed herewith.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 8th day of December, 1997.

                                             TOSCO CORPORATION
                                                (Registrant)


                                             By:/S/ THOMAS D. O'MALLEY
                                                 Thomas D. O'Malley
                                                 Chairman of the Board
                                                 of Directors and Chief
                                                 Executive Officer

                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas D. O'Malley, Jefferson F. Allen, and Wilkes McClave III, and any of them acting individually, with full power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Thomas D. O'Malley, Jefferson
F. Allen, and Wilkes McClave III, and any of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.

SIGNATURE                             TITLE                    DATE


/S/ THOMAS D. O'MALLEY                Chairman of the         December 8, 1997
------------------------              Board of Directors
Thomas D. O'Malley                    and Chief Executive
                                      Officer

/S/ JEFFERSON F. ALLEN                President, Principal    December 8, 1997
------------------------              Financial Officer
Jefferson F. Allen                    and Director

/S/ ROBERT I. SANTO                   Principal Accounting    December 8, 1997
------------------------              Officer
Robert I. Santo

                                      Director                December __, 1997
------------------------
Patrick M. de Barros

/S/ WAYNE A. BUDD                     Director                December 8, 1997
------------------------
Wayne A. Budd

/S/ HOUSTON I. FLOURNOY               Director                December 8, 1997
------------------------
Houston I. Flournoy

/S/ EDMUND A. HAJIM                   Director                December 8, 1997
------------------------
Edmund A. Hajim

/S/ JOSEPH P. INGRASSIA               Director                December 8, 1997
------------------------
Joseph P. Ingrassia

/S/ CHARLES J. LUELLEN                Director                December 8, 1997
------------------------
Charles J. Luellen

                                      Director                December __, 1997
------------------------
Eija Malmivirta

/S/ MARK R. MULVOY                    Director                December 8, 1997
------------------------
Mark R. Mulvoy

                                  EXHIBIT INDEX

EXHIBIT                                                               PAGE
NUMBER        DESCRIPTION                                             NUMBER

5*            Opinion of Stroock & Stroock & Lavan LLP.

23(a)*        Consent of Stroock & Stroock & Lavan LLP.
              Included in Exhibit 5 to this
              Registration Statement

23(b)*        Consent of Coopers & Lybrand, LLP.

24*           Power of Attorney (included on signature page).


*  Filed herewith.